Exhibit 10.2

PROMISSORY NOTE

$10,201,758.04	January 18, 2022

FOR VALUE RECEIVED, the undersigned, METUCHEN PHARMACEUTICALS LLC, a Delaware limited liability company (“Maker”), hereby executes this Promissory Note (this “Note”) and hereby unconditionally promises to pay to the order of VIVUS LLC, a Delaware limited liability company (“VIVUS”; VIVUS, together with its successors and assigns, “Payee”), in accordance with the payment instructions set forth below, the principal sum of TEN MILLION TWO HUNDRED ONE THOUSAND SEVEN HUNDRED FIFTY-EIGHT AND 4/100 DOLLARS ($10,201,758.04), plus interest thereon on the terms provided below.

Capitalized terms which are used, but not defined, herein shall have the meanings given such terms in that certain Settlement Agreement dated as of the date hereof by and among Maker and Vivus (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Settlement Agreement”).

1.             Payment of Principal. Maker shall pay the principal amount of this Note in consecutive quarterly installments, each of which shall be due and payable on the “Installment Due Dates” set forth in Schedule A, attached hereto and made a part hereof, in the “Principal Amount” set forth each of such dates in Schedule A (each such installment due on an applicable date in an applicable amount, an “Installment”), with the first Installment due on the first date set forth in Schedule A. In any event, the outstanding principal amount of this Note shall be due and payable in full on January 1, 2027.

2.             Interest. Interest shall accrue on the outstanding principal under this Note from the date hereof until all principal under shall have been repaid. Interest shall be calculated on the basis of a year of 365/6 days based on the actual number of days elapsed. The interest rate under this Note is 6.00% per annum; provided, however, that, upon and at all times after the occurrence of any Event of Default (as defined below), the interest rate otherwise payable under this Note shall be increased by 3.00% per annum, automatically and without notice to any person or entity, to a total rate of 9.00% per annum, and such increased rate shall remain effective until the full and final payment of all principal and interest under this Note (regardless of whether any such Event of Default is waived or cured). All accrued and unpaid interest under this Note shall be due and payable, in arrears, on the first day of each January, April, July, and October of each calendar year, commencing with the first of such dates to occur after the date hereof.

3.             Payments. If any day on which any payment is otherwise due and payable under this Note (whether principal, interest, or otherwise) is not a business day, then such payment shall be made on the immediately following business day (and interest shall accrue for each such day). All payments on this Note shall be applied, first, to all accrued and unpaid interest, next to all costs, fees, and expenses which are, at the time of such payment, due and payable, and, then, to principal. All payments on account of this Note (whether principal, interest, or otherwise) shall be payable in U.S. dollars, in immediately available funds, and in accordance with the following instructions (or such other instructions provided by Payee to Maker in a writing from time to time):

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4.             Occurrence of Event of Default. During the existence of any Event of Default, Payee may (in addition to all rights and remedies of Payee under applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently), at its option, declare any or all amounts owing under this Note (whether principal, interest, or otherwise), to be due and payable, whereupon the same shall become immediately due and payable; provided, however, that upon the occurrence of any Event of Default of the kind described in Sections 9(e) or 9(f) of the Security Agreement (as defined below), the obligations of Maker hereunder shall automatically become and be due and payable in full, without notice of any kind.

As used herein, “Event of Default” has the meaning given such term in the Security Agreement.

5.             Prepayments. Maker shall have a right to prepay all or any part of the principal of this Note before it is due and any such prepayment shall be without penalty or premium. All prepayments under this Note shall be applied, first, to any accrued and unpaid interest and, secondly, to the then-remaining principal Installments in the inverse order of the maturities thereof.

6.             Security for Payment. The indebtedness evidenced by this Note is secured by that certain Security Agreement dated as of the date hereof, by Maker in favor of Payee (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Security Agreement”), which creates legal and valid encumbrances on and an assignment of all of the Collateral (as defined in the Security Agreement).

7.             Legal Fees. If this Note is placed in the hands of any attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership, or other court proceedings, Maker agrees to pay all costs of collection including, but not limited to, court costs and attorneys’ fees.

8.             Waivers. Maker, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note. No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy of Payee; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Payee.

9.             Choice of Law; Waiver of Jury Trial. This Note shall be governed by and construed in accordance with the laws of the State of New York. MAKER, BY EXECUTION HEREOF, AND PAYEE, BY ACCEPTANCE HEREOF, MUTUALLY AND WILLINGLY WAIVE THE RIGHT TO A TRIAL BY JURY OF ANY AND ALL CLAIMS MADE BETWEEN THEM WHETHER NOW EXISTING OR ARISING IN THE FUTURE, INCLUDING, WITHOUT LIMITATION, ANY AND ALL CLAIMS, DEFENSES, COUNTERCLAIMS, CROSS CLAIMS, THIRD PARTY CLAIMS AND INTERVENOR’S CLAIMS WHETHER ARISING FROM OR RELATED TO THE NEGOTIATION, EXECUTION AND PERFORMANCE OF THE TRANSACTIONS TO WHICH THIS NOTE RELATES.

10.           Amendments. This Note may be amended only by an instrument in writing signed by Payee and Maker.

11.           Severability. The unenforceability of any provision of this Note will not affect the enforceability or validity of any other provision herein.

12.           Continuing Obligations. The obligations and liabilities of Maker under this Note shall be binding upon and enforceable against Maker and its successors and assigns. The representations, undertakings, and covenants made by the undersigned under this Note are, and shall be deemed to be, of continuing force and effect until all indebtedness and obligations of the undersigned under this Note have been fully and finally paid and performed.

13.           Authority. Maker hereby represents and warrants to Payee that, by its execution below, Maker has the full power, authority, and legal right to execute and deliver this Note and that the indebtedness evidenced hereby constitutes a valid and binding obligation of Maker without exception or limitation.

14.           Successors-in-Interest; Assignment. This Note binds and may be enforced against the successors-in-interest of Maker, except as otherwise provided. This Note shall inure to the benefit of and may be enforced by Payee and its successors and assigns. This Note may not be assigned by Maker without the prior written consent of Payee.

15.           Time is of the Essence. Time is of the essence to all terms and provisions set forth herein.

[Continued on following page.]

IN WITNESS HEREOF, the undersigned has caused this Promissory Note to be duly executed and delivered on the date first given above.

METUCHEN PHARMACEUTICALS LLC, as Maker

By:	/s/ Fady Boctor
Name: Fady Boctor
Title: Authorized Person

VIVUS—METUCHEN PROMISSORY NOTE

SCHEDULE A

PAYMENT SCHEDULE

Installment	Installment Due Date	Principal Amount
1	4/1/2022	$176,973.63
2	7/1/2022	$179,628.23
3	10/1/2022	$182,322.66
4	1/1/2023	$185,057.50
5	4/1/2023	$357,833.36
6	7/1/2023	$363,200.86
7	10/1/2023	$368,648.87
8	1/1/2024	$374,178.61
9	4/1/2024	$379,791.29
10	7/1/2024	$385,488.15
11	10/1/2024	$391,270.48
12	1/1/2025	$397,139.53
13	4/1/2025	$763,096.63
14	7/1/2025	$774,543.08
15	10/1/2025	$786,161.22
16	1/1/2026	$797,953.64
17	4/1/2026	$809,922.95
18	7/1/2026	$822,071.79
19	10/1/2026	$834,402.87
20	1/1/2027	$872,072.71